UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 6, 2022, Marriott International, Inc. (“we”) entered into a Terms Agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated March 3, 2021 (which we previously filed on March 5, 2021 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $1,000,000,000 aggregate principal amount of our 5.000% Series JJ Notes due 2027 (the “Notes”). On September 8, 2022, we received net proceeds of approximately $983 million from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering. We intend to use the net proceeds from the offering of the Notes for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding indebtedness.

We will pay interest on the Notes on April 15 and October 15 of each year, commencing on April 15, 2023. The Notes will mature on October 15, 2027. We may redeem the Notes, in whole or in part, at our option, under the terms provided in the Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 18, 2021 and a Prospectus Supplement dated September 6, 2022 with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-253260) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture, the Form of Note, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

1.1	Terms Agreement, dated September 6, 2022, among Marriott International, Inc. and the Underwriters named therein.

4.1	Form of Note for the 5.000% Series JJ Notes due 2027.

4.2	Indenture Officers’ Certificate (with respect to the 5.000% Series JJ Notes due 2027) pursuant to Section 301 of the Indenture, dated September 8, 2022.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 8, 2022.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ Felitia Lee
Felitia Lee
Controller and Chief Accounting Officer